Exhibit 15


November 21, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated May 9, 2003, except as to Note 1, which is as of August 18, 2003, August 18, 2003 and November 13, 2003 on our reviews of consolidated interim financial information of FirstEnergy Corp. for the three-month periods ended March 31, 2003 and 2002, for the three-month and six-month periods ended June 30, 2003 and 2002 and for the three-month and nine-month periods ended September 30, 2003 and 2002, respectively, and included in the Company's quarterly report on Form 10-Q/A, Amendment No. 2, for the quarter ended March 31, 2003, the Company's quarterly report on Form 10-Q/A, Amendment No. 1, for the quarter ended June 30, 2003 and the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2003, respectively, are incorporated by reference in its Registration Statement on Form S-8 dated November 21, 2003.

Very truly yours,




PricewaterhouseCoopers LLP

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